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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                      November 7, 2000 (November 2, 2000)


                          BioMarin Pharmaceutical Inc.
             (Exact name of registrant as specified in its charter)




Delaware                             000-26727                   68-0397820
(State or other jurisdiction of      (Commission               (IRS Employer
incorporation)                       File Number)            Identification No.)


371 Bel Marin Keys Boulevard,                                       94949
        Suite 210                                                (Zip Code)
   Novato, California
   (Address of principal
   executive offices)
                                  (415) 884-6700
                           (Registrant's telephone number,
                                  including area code)












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Item 5.  Other Events

Resignation of Dr. John C. Klock as director and consultant.

On November 2, 2000, Dr. John C. Klock submitted his resignation as a member of the BioMarin Pharmaceutical Inc. (the "Company") Board of Directors and as a consultant to the Company. Dr. Klock's resignation indicated that he is resigning in order to devote substantially all of his working efforts to other ventures, particularly early stage companies.

Dr. Klock resigned his post as president of the Company effective July 31 of this year but continued to serve as a consultant to ensure a smooth transition of his responsibilities to other members of the Company's executive team.

The Company's Board of Directors intends to initiate a search to identify an appropriate replacement for Dr. Klock on the Board of Directors.

Item 7.               Financial Statements and Exhibits

None.



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     BioMarin Pharmaceutical Inc.


                                     By: /s/ Fredric D. Price
                                         ---------------------------------------
                                             Fredric D. Price
                                             Chairman and
                                             Chief Executive Officer

Date:  November 7, 2000